EXHIBIT 21

ADOBE INC.
SUBSIDIARIES OF THE REGISTRANT(*)

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe Assets, LLC	Delaware
Adobe Canada Services Corporation	Canada
Adobe Colombia SAS	Colombia
Adobe Labs, Inc.	Delaware
Adobe Systems Brasil Limitada	Brazil
Adobe Systems Canada Inc.	Canada
Adobe Systems Federal LLC	Delaware
Adobe Systems Software Chile Limitada	Chile
Adobe Visual Sciences LLC	Delaware
Behance, Inc.	Delaware
Bizible, Inc.	Washington
Fotolia Dutch Holding LLC	Delaware
Fotolia LLC	Delaware
MagentoTech Inc.	Delaware
MagentoTech LLC	Delaware
Marketo Canada Corporation	Canada
Marketo, Inc.	Delaware
Milestone Holdco, LLC	Delaware
Milestone Intermediate Holdings, Inc.	Delaware
Milestone Topco, Inc.	Delaware
Omniture LLC	Delaware
Sayspring, Inc.	Delaware
ToutApp, Inc.	Delaware
TubeMogul, Inc.	Delaware
TubeMogul Canada, Inc.	Canada
TubeMogul Latin America Holdings LLC	Delaware
Visual Sciences Technologies, LLC	Delaware
X.commerce, Inc.	Delaware
Zubhium Inc.	Delaware
Europe:
Adobe Research (Schweiz) AG	Switzerland
Adobe Software Trading Company Limited	Ireland
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Belgium BVBA	Belgium
Adobe Systems Benelux B.V.	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Limited.	United Kingdom
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Adobe Systems Holding Company Limited	Ireland
Adobe Systems Iberica SL	Spain
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Systems Software Ireland Limited	Ireland
Adobe Technologies International, S.L.	Spain
Fotolia Netherlands Cooperatief U.A.	The Netherlands
ICS “Adobe Systems” S.R.L.	Republic of Moldova
LLC "TubeMogul Ukraine"	Ukraine
LLC "X.Commerce Development Center"	Ukraine
MagenireCo Limited	Ireland
MagenLux Finco S.a.r.l.	Luxembourg
Magento Commerce International Limited	Ireland
Magento Commerce UK Limited	United Kingdom
Magento Germany Gmbh	Federal Republic of Germany
Magento Ireland Limited	Ireland
Marketo EMEA, Limited	Ireland
Marketo International, Limited	Ireland
Marketo Solutions Limited	United Kingdom
Africa:
Adobe Systems South Africa Proprietary Limited	South Africa
Asia:
Adobe Software (Shanghai) Company Limited	China
Adobe Systems Co., Ltd.	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Private Limited.	India
Adobe Systems Korea Ltd. .	Korea
Adobe Systems New Zealand Limited.	New Zealand
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty Ltd.	Australia
Adobe Systems Software (Beijing) Co., Ltd.	China
Business Catalyst Systems Pty Ltd.	Australia
Marketo Australia Pty Ltd	Australia
Marketo K.K.	Japan
Shanghai Tumu Information Technology Co., Ltd.	China
TubeMogul Information Technology (Chengdu) Co., Ltd.	China
TubeMogul Information Technology (Shanghai) Co., Ltd.	China
Middle East:
Adobe Systems Israel Ltd.	Israel
Marketo Solutions Ltd.	Israel
Shopial Ltd.	Israel
_________________________________________

(*)	As of November 30, 2018

All subsidiaries of the registrant are wholly owned, directly or indirectly, by Adobe and do business under their legal names.